SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 25, 2004
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware	000-21729	73-1247666
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

13155 Noel Road, Suite 300, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events
Signatures
EXHIBIT INDEX
Merger Announcement
Agreement and Plan of Merger

Item 5. Other Events

The viaLink Company (OTCBB: VLNK), announced today that it has entered into a definitive Agreement and Plan of Merger with Prescient Systems, Inc.

The merger announcement is attached hereto as exhibit 99.1.

The Agreement and Plan of Merger Among The viaLink Company, viaLink Acquisition, Inc. and Prescient Systems, Inc. is attached hereto as exhibit 99.2.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company
Date: May 26, 2004	By:	/s/ Brian Carter
Brian Carter
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Merger Announcement

99.2	Agreement and Plan of Merger Among The viaLink Company, viaLink Acquisition, Inc. and Prescient Systems, Inc.